Laser-Pacific Media Corporation
      Proxy for the Annual Meeting of Stockholders to be Held June 18, 2002
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James R. Parks and Emory M. Cohen, and each of them individually, as proxies, with the power to appoint substitutes, and hereby authorizes each of them to vote and otherwise represent, as designated below, all of the shares of Common Stock of Laser-Pacific Media Corporation held of record by the undersigned on May 3, 2002, at the Annual Meeting of Stockholders to be held on June 18, 2002 or any adjournments or postponements thereof.

1.       ELECTION OF DIRECTORS
           _FOR all nominees listed below                _WITHHOLD AUTHORITY
           (Except as marked to the contrary below)       to vote for all
                                                          nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee(s) name in the list below)

                 James R. Parks Emory M. Cohen Thomas D. Gordon
                     Craig A. Jacobson     David C. Merritt

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

(Continued, and to be signed and dated on the reverse side.)

This proxy when executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election as directors of all nominees nominated in Item 1 on the reverse side.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or any other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                               Dated: _________________________, 2002


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                                  (Signature)

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                                  (Signature, if held jointly)

                               PLEASE MARK, SIGN, DATE AND RETURN
                               THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE